EXHIBIT 99.4

                               [IAC Letterhead]

                                                   FOR  RELEASE
                                                 December 4, 1998


Contact:
James B. Mead
Senior Vice President and
Chief Financial Officer
(949) 720-5557
or
Arun Paul
Director, Corporate Finance
and Strategic Planning
(949) 720-5540
(888) 688-5440 -- after hours

                   IRVINE APARTMENT COMMUNITIES ACKNOWLEDGES
                    RECEIPT OF TIC ACQUISITION LLC PROPOSAL

         NEWPORT BEACH, CA, December 4, 1998 -- Irvine Apartment Communities (NYSE:IAC) today acknowledged receipt of an offer by TIC Acquisition LLC (a subsidiary of The Irvine Company) to acquire all of the outstanding shares of common stock in a business combination for $32.50 per share in cash.

         The company said that it had informed TIC Acquisition LLC that the Independent Directors Committee of its board of directors would review the proposal and respond in due course.

         Irvine Apartment Communities, a Southern California-based real estate investment trust, is the dominant owner and operator of apartment properties on the Irvine Ranch, the nations largest master-planned community. The company also is active in the Silicon Valley, San Diego County and Los Angeles. At September 30, 1998, IAC owned or had under development 62 apartment communities with 18,758 units.

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